Consent of Independent Accountants


To the Board of Directors
The Hennessy Mutual Funds, Inc.:

We consent to the use of our report incorporated herein by reference and the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.


/s/ KPMG LLP


January 27, 2003